UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
August 7, 2003
(Date of Earliest Event Reported)

Oshkosh B'Gosh, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13365	39-0519915
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification Number)
112 Otter Avenue Oshkosh, Wisconsin 54901 (Address of principal executive offices)

(920) 231-8800
 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On August 7, 2003, Oshkosh B'Gosh, Inc. issued a press release announcing an increase in the Company's quarterly cash dividend rates. The quarterly dividend on Class A Common stock will increase to $0.11 per share from $0.07 per share and the quarterly dividend rate on the Class B Common stock will increase to $0.095 per share from $0.06 per share. Dividends at the new increased rates will be paid on September 2, 2003 to shareholders of record as of August 18, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2003	By: /S/ David L. Omachinski
David L. Omachinski
Executive Vice President, Chief Operating and Financial Officer & Treasurer